UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 13, 2005

Delphi Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)

(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Friday, May 13, 2005, Delphi Corporation (“Delphi”) and Donald L. Runkle, former Delphi vice chairman, enterprise technologies, reached agreement on the terms of Mr. Runkle’s early retirement from Delphi and the transitional services that he will provide prior to retirement. Mr. Runkle will retire effective July 1, 2005 under the terms of the 2005 Delphi Executive Retirement Incentive Program (“ERIP”), which provides for acceleration of unreduced Supplemental Executive Retirement Program (“SERP”) benefits. The 2005 ERIP Agreement, required under the ERIP, is filed as an exhibit to this report. An additional separation agreement was also reached, a copy of which is also filed as an exhibit to this report. Under that agreement, in June 2005, Delphi will pay to Mr. Runkle a total of $755,000, less applicable withholding. This amount reflects payment of approximately nine months separation pay, including payments for other transitional assistance, fees and expenses. Mr. Runkle is also eligible for a pro-rata payout of incentive compensation to the extent any payout is earned under the company’s 2005 annual incentive compensation plan and the 2003-2005, 2004-2006 and 2005-2007 long-term incentive compensation plans. Such amounts, if any, will be paid at the time awards under the plans are paid to other covered executives.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibit is being filed as part of this Report.

Exhibit
Number	Description
99 (a)	2005 Executive Retirement Incentive Program Agreement dated May 13, 2005.
99 (b)	Special Separation Agreement & Release dated May 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2005	DELPHI CORPORATION (Registrant)
	By:	/s/ JOHN D. SHEEHAN
(John D. Sheehan, Acting Chief Financial Officer, Chief Accounting Officer and Controller)

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